NSAR
Screen 38, 77(G.)
Series 7
Defaulted senior securities for the period ended June 30, 2003

1. Healthsouth Corp., 10.750%, due 10/01/2008
o    Reason for Default: Bankruptcy
o    Date of Default: 10/01/2002
o    Principal Amount: 25,000
o Amount of Default: $2,247 o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount)*(1,000)]: $89.88


2. Healthsouth Corp., 8.500%, due 02/01/2008
o    Reason for Default: Bankruptcy
o    Date of Default: 02/01/2003
o    Principal Amount: 35,000
o    Amount of Default: $1,488
o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount) * (1,000)]: $42.51

3. US Airways Inc., 9.8200%, due 1/1/2013
o    Reason for Default: Bankruptcy
o    Date of Default: 7/1/2002
o    Principal Amount: 89,915
o    Amount of Default: $9,590
o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount) * (1,000)]: $106.66

4. Worldcom Inc., 6.9500%, due 8/15/2028
o    Reason for Default: Bankruptcy
o    Date of Default: 2/15/2002
o    Principal Amount: 160,000
o    Amount of Default: $13,475
o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount) * (1,000)]: $84.22